Exhibit 99.1

Simulations Plus, Inc.
NASDAQ: SLP
Second Quarter Fiscal Year 2009
Conference Call
April 15, 2009

Introduction and Welcome

•	Introduction and Welcome

•	Agenda

–	Second Quarter FY 2009 (2QFY09) Financial Summary

–	Progress in Business Units

–	Strategy Going Forward

–	Questions and Answers

Safe Harbor Statement Under the Private Securities
Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this presentation are forward looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products; competitive factors; the Company’s ability to finance future growth; the Company’s ability to produce and market new products in a timely fashion; the Company’s ability to continue to attract and retain skilled personnel; the Company’s ability to identify, evaluate, and close suitable acquisitions; and the Company’s ability to sustain or improve current levels of productivity. Further information on the Company’s risk factors is contained in the Company’s quarterly and annual reports and filed with the Securities and Exchange Commission.

2QFY09 Financial Summary

•	Gross revenues = $2.457 MM (up 12.7% from 2QFY08) - new record second quarter

–	Pharmaceutical software and services = $1.779 MM (up 14.8% from $1.550 MM in 2QFY08)

–	Words+ subsidiary = $678,000 (up 7.6% from $630,000 2QFY08)

•	SG&A = $1,037,000 (up 24.5% from $832,000 in 2QFY08)

–	Increased spending for marketing and sales (trade shows, travel, etc.) is major factor

–	Year-end bonuses are paid during 2nd quarter each year

•	R&D Expense = $360,000 (up 43% from $252,000 from 2QFY08)

–	Greater time on funded collaborations (4 at present), less capitalized software development

•	Income Before Income Taxes = $559,000 (down 20.4% from $702,000 in 2QFY08)

–	Increased investments in marketing and sales, less capitalized software development costs

–	~$61,000 greater write-off of old Words+ invoices – conservative estimate – still working on them. Additional funding staff & special software have improved short-term collections.

•	Net Income = $368,000 (down 34.8% from $565,000 in 2QFY08)

–	~$40,000 increase in income taxes

•	EPS = $0.022/FD share (down $0.018 from $0.039/FD share in 2QFY08)

–	Growth and profitability continue in spite of global economic crisis

•	Cash = $7.522 MM (up $2.015MM or 36.6% from $5.507 MM in 2QFY08)

–	Cash increases even with share repurchase program

•	Shareholders’ Equity = $10.453 MM (up 17.4% from $8.900 MM in 2QFY08, and up 1.3%* during the second quarter) *reduced by Stock Repurchases.

Share Repurchase Program

•	Board of directors authorized share repurchase program for up to $2.5 million from October 2008 through October 2009

•	During 2QFY09, over 269,000 shares were bought back at average price of about $1.01/share. To date, over 386,000 shares bought back at average price per share of about $1.00.

–	Over $2MM remains authorized for additional repurchases

–	Plan is to continue repurchases – goal to buy back maximum number of shares, not to support a particular stock price

•	Share repurchases are subject to Safe Harbor restrictions:

–	Number of shares that can be bought back per day in non-block trades is 25% of average daily trading volume for previous 4 weeks

–	Block trades require approximately 40,000 shares per block

–	Cannot have block and non-block purchases on the same day

–	Can only purchase on an up-tick, etc.

–	Cannot have repurchases when insiders are trading

•	Plan is to continue repurchase for the foreseeable future

Progress - 1

•	ADMET Predictor™

–	Program was divided into modules with the last release

•	Requested by a number of smaller potential customers to reduce costs – appears to be a successful pricing strategy

–
New Dose Optimization Module developed under funded collaboration with a major pharmaceutical company is in final beta test with customer. Determines dose amount needed for different new molecules based on embedded mini-GastroPlus simulation

–	Next release in final beta test with all new retrained models, additional toxicity models, and user convenience features

Progress - 2

•	ClassPharmer™

–	Continuing to enhance ability of ClassPharmer in data mining and de Novo molecule design (design of new molecules)

–
Unique “PairSAR” feature getting a lot of attention – shows pairs of molecules in a data set with very small changes in molecular structure but large change in activity or some other property – provides tremendous insight of medicinal chemists during drug design

–
Combination with ADMET Predictor provides unique and powerful capability for de novo drug design – rapidly generate new molecules and then evaluate them to eliminate poor molecules before wasting time and money to make and test them

–	New “scaffold hopping” capability in test – allows chemists to change the core of a molecule while maintaining outer features and the distances between them.

Progress - 3

•	DDDPlus™

–	Sales increasing steadily, with customers now in U.S., Europe, Japan, and India, including two licenses at the FDA

–	Numerous improvements to new release – expected release next week

–	Remains the only tool of its kind

•	GastroPlus™

–	Development of Drug-drug Interaction module progressing very well under funded collaboration – initial capability in beta test at Roche

–	Development of ocular delivery capability under a funded collaboration with a top 3 pharmaceutical company also progressing well – simulation is running

–	Development of a nasal-pulmonary delivery module is in early stages under excellent funded collaboration with major pharmaceutical company

–	Consulting contracts continue to come in to assist pharmaceutical companies worldwide in analyzing preclinical and clinical data with GastroPlus

Progress - 4

•	Words+ subsidiary

–	New Say-it! SAM™ PDA-based communication system selling well

–	New Conversa™ communication device selling well

–	Full-time national sales manager working to improve marketing and sales activities and dealer relationships

–	Two new employee sales reps added in California

Miscellaneous

•	Due diligence continues on acquisition for the pharmaceutical side of the business. Conclusion (one way or another) expected, but not assured, in the current quarter.

•	Director of Business Development hired – reports to Lancaster mid-May. Announcement will be made at that time

•
NIH SBIR Phase II proposal was submitted last August, recent award announcement for a two-year effort funded at $375,000 plus 40% overhead, for a total of $525,000 over the two years. Nothing has been charged to this contract yet, and no funds have been received or booked. Expect to see revenues from this effort beginning in the current (3rd) fiscal quarter.

–	Very fast calculation of unique quantum mechanical descriptors has been shown to improve accuracy of many property predictions

–	Enhances capability of ADMET Predictor software in a way that is unique from its competitors – provides significant competitive advantage in this space

–	Life Sciences staff will be expanded further as a result of this funding as well as our 4 funded collaborations with major pharmaceutical companies

Strategy Going Forward

•	Continue to expand product line and services

–	Pharmaceutical software and services

•	Expand Life Sciences team by several scientists

–	For new product development as identified in corporate strategic planning

–	To increase capacity to conduct consulting studies and funded collaborations

•	Seek and complete strategic acquisitions

–	Goal is to add both new products & services as well as additional scientific staff

•	Examine additional SBIR opportunities

–	Add Business Development Director to staff

–	Words+ subsidiary

•	Continue product improvements and more aggressive marketing and sales

•	Added staff to process prior authorizations and accounts receivable more quickly – collecting old receivables from state Medicaid agencies

•	Look for SBIR funding opportunities that fit our expertise

•	Continue expanded marketing and sales activities – increasing number of conferences and meetings worldwide

–	China appears to be significant potential market for pharmaceutical business

–	Toxicology area outside of the pharmaceutical industry appears also be large potential new market

Summary

•	Simulations Plus financial strength continues

–	Excellent cash position that continues to grow

–	No debt

–	Share repurchase is gradually reducing number of shares outstanding without major impact to cash flow

•	Record second quarter

–	Pharmaceutical software and services revenues up over 14% from 2QFY08

–	Words+ revenues up over 7% because of new product sales and expanded sales force

•	Focus on maintaining best-in-class position in product quality and superior customer service

•	Acquisition is still in the works (although there can be no assurance that it will be completed).

•	Slides available by e-mail on request through info@simulations-plus.com

Questions?